SUBLEASE

THIS SUBLEASE (the "Sublease") is made and entered into as of the day of March, 2011 by and among Carlson Wagonlit Travel, Inc., a Delaware corporation("Sub lessor"), and BioPower Operations Corporation, a Nevada corporation ("Sub lessee").

WITNESSETH:

WHEREAS, Sub lessor is the tenant of that certain premises consisting of approximately 2,000 square feet known as Suite 200 in Radice lll ( the "Building") located at I 000 Corporate Drive, Fort Lauderdale, FL 33334 (the "Leased Premises") pursuant to a certain lease agreement dated April I 0, 2008, and modified by a First Amendment to Lease dated October 7, 2009 (collectively, the "Master Lease"), with Radice Ill, LLC, a Florida limited liability corporation (the "Landlord"); and

WHEREAS, subject to the terms and conditions set forth herein , Sub lessor desires to sublease to Sub lessee the Leased Premises.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       SU BLEASE. Sub lessor subleases and demises to Sub lessee, and Sub lessee hereby hires and subleases from Sub lessor, the Leased Premises upon and subject to the terms, covenants and conditions hereof.

2.       TER M. The term of this Sublease (the "Term") shall commence no later than April 1, 2011 provided that Sub lessor has received written notice that Landlord has given its written consent to this Sublease, as set forth in Section 23 of this Sublease, and shall expire on May 31, 20 1 3.

3.       USE. Sub lessee agrees to use the Leased Premises for general office purposes only and for no other purpose.

4.       GROSS RENT. Sub lessee agrees to pay to Sub lessor as rent for the Leased Premises, in good funds, in equal monthly installments of Three Thousand Si x Hundred Sixty six and .66 Dollars ($3,666.66), plus applicable Florid a sales lax, commencing Jul y 1 , 2011 through May 31, 201 3 ("G ross Rent").

Rent for all periods prior to Jul y 1, 20 11 shalt be abated.

AK
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Payments of monthly Gross Rent shall be paid in advance not later than the first day of each and every calendar month commencing July 1 , 20 II and trans mitted via Electronic Fund Transfer (EFT) to the following banking location:

Bank: US Bank
Address: 800 Nicollet Ma lll - 2nd Floor
City: Minneapolis
State: MN.
Zip Code: 55402
Phone: 612-259-2000

Account Name: Carlson Wagonlit Travel
Account Number: 1 60233278904
Bank Routing Number: 091 000022
Swift Code: USBK US44I MT

Gross Rent for any partial month falling within the Term shall be prorated based 011 the portion of such month falling within the Term.

Except as provided herein S blesse shall not be responsible for any other rent, charges, assessments, fees, etc. which are provided in the normal course by Landlord under the Master Lease.

5.       A DDITIONAL CH AR GES. All additional rent, sums and charges payable to Landlord or Sub lessor for extra or additional services requested by Sub lessee which are not provided in the normal course by Landlord under the M aster Lease shall become additional rent clue from Sub lessee to Sub lessor hereunder and shall be paid by Sub lessee at the place fixed for payment of Gross Rent, within thirty (30) days after receipt by Sub lessee of Sub lessor’s or Landlord’s bills therefore. In addition to any Charges delineated above, Sub lessee will pay to Sub lessor $263.7 1 each month for the use of the R i co h printer/copier machine.

6.       PAYMENT O F GROSS RENT.

  (a)       Gross Rent shall be paid without offset (except as permitted by Section 8 below), and shall be pa id without demand or notice, and i r not paid when due shall, commencing Five days thereafter, bear interest until paid at a rate of 1% per month or the maxim u m rate of interest permitted by l aw, \·whichever is less.

  (b)       Sub lessee shall be responsible to pay any sales tax, stamp tax, transfer tax or rent tax, governmental levy or assessment imposed due to the sublease of the 1eased Premises to Sub lessee. Such taxes shall be paid before delinquency.

7.       LANDLORD'S SER VICES. Sub lessee shall been tit led to all services required to be provided by Landlord pursuant to the Master Lease.

8.       COMPLIANCE WITH MASTER LE/\SE. Sub lessee acknowledges and agrees that this Sublease is subject and subordinate to the Master Lease and subsequent Master Lease modifications that are al so agreed to in writing by Sub lessee during the term of this Sublease. Sub lessor represents and warrants to Sub lessee that a true and complete copy of the Master Lease is attached hereto as Exhibit A. Except to the extent the Master Lease is inconsistent with or contradicts the terms of this Sublease, Sub lessee hereby agrees as to the Leased Premises only to be bound by and to assume and perform in all respects the terms and covenant of the Master Lease applicable to Sub lessor (except as expressly provided herein, Sub lessee shall have no obligation hereunder to make any payments of rent or other charges to Landlord) and all such provisions are hereby incorporated as additional terms and covenants of this Sub l ease as if they were recited herein. In each case, except when in conflict vet t h is Sublease, Sub lessee shall have all of the rights, benefits, duties and obligations of Sub lessor under the Master Lease with respect to the Leased Premises on l y, and Sub l lessor shall have all of the rights, privileges, obligations and remedies of Landlord under the Master Lease. Sub lessor shall have the continuing obligation to pay all rent due and to perform i its other obligations under the Master Lease on a timely basis. If either Sub lessor or Su blesse receives any notice or demand from Landlord, the recipient shall promptly deliver a copy there or to the other party hereto in accordance with Sect ion 1 7 of this Sublease. If Sub lessor fail s to pay any Gross Rent due under the Master Lease or fail s to perform any other obligation required under the Master Lease, Sub lessee may (but shall not be obligated to) pay such Gross Rent to Landlord or perform such obligation. If Sub lessor fails to reimburse Sub lessee for the Gross Rent so pa i d or for the costs of such performance within ten (10) days after notice from Sub lessee, Sub lessee may set-off such amounts against Gross Rent next coming due hereunder.

9.       JNDEMNIFTCATJON. Su blesse shall indemnity and d e fend Sub lessor and Landlord against and hold Sub lessor and Land lord harmless from all claims, damages, costs, demands, liabilities and expenses (including reasonable attorneys' fees) in respect to the non- performance or non-observance of any of Sub lessee’s obligations under this Sublease, including Sub lessee’s obligations regard in g the Master Lease. Sub lessor shall indemnify and defend Sub lessee and Landlord against and hold Sub lessee and Landlord harmless from al l claims, damages, costs, demands, liabilities and expenses (including reasonable attorneys' fees) in respect to the non-performance or non-observance of any of Sub lessor’s obligations under this Sublease and the Master Lease.

10.     INSURANCE. At Sub lessee’s sole cost and expense, Sub lessee shall maintain, as to the Leased Premises, at all times during the Term, the same insurance that is required of the Sub lessor under the Master Lease.
11.     ASSIGNMENT AND SUBLEASE. Sub lessee shall not assign, pledge or Encumber this Sub-lease or sub-lease the Leased Premises, or any part thereof, without the prior written consent of Sub lessor and Landlord. Sub lessor shall not unreasonably withhold or delay such consent. No consent shall be required for a sub-sublease to a company affiliated with Sublesse as long as: (a) the character, use and reputation of such affiliate is, in Sub lessor’s discretion, consistent with the quality of the Leased Premises; and (b) such affiliate's net worth is, in S lessor’s discretion , roughly equivalent to that of Sub l lessee a t the time of the sub-sublease. If consent is given by Sub lessor to the assignment, pledge or encumbrance of this Sublease or the sublease of the Leased Premises, or any part thereof: Sub lessor shall not be barred from subsequently refusing to consent to any further assignment, pledge, encumbrance or sub-sublease. Any attempt to sell , assign, pledge encumber or sub l et without the consent of Sub lessor and Landlord shall be null and void. The consent by Sub lessor to any sub-lease or assignment by Sub lessee shall not relieve or release Sub lessee from any of its duties under this Sublease, whether past, present or futme.

12.     DEFAULT.

(a)     If Sub lessee shall fail to pay any installment of Rent when clue hereunder, or shall be in default of any covenant contained in or shall fail to honor a n y obligation under t h is Sublease Sub lessor, on giving of notice to Sub lessee, shall have available to it all or the same remedies available to Landlord under the Master Lease in the event of a decline or failure of the same type on the part of Sub lessor there under, subject to the right of Sub lessee to cure any such default if and as provided to Sub lessor under the same circumstances i n the Master Lease.

(b)     If S lessor shall be in default of any covenant contained i n or shall fail to honor any obligation under this Sublease, including obligations under and with respect to payment of Gross Rent due under the Master Lease, Sub lessee, on giving of notice (if notice is required to be given to Landlord by Su bless or for the same type of default by Landlord under the Master Lease), shall have available to i t all of the same remedies available to Sub lessor under the Master Lease in the event of a default or failure of the same type on the part or Landlord thereunder, subject to the right of Sub lessor to cure any such default if and as provided to Land lord under the same circumstances in the Master Lease.

13.    CONDITION OF LEASED PREMISES. Sub lessee agrees that it has inspected the Leased Premises and agrees to accept the Leased Premises in its "as i s," broom-clean Condition, containing only items listed on the furniture inventory list (arid as Ex hi bi t B), on the commencement elate of the Term. Sub lessee acknowledges t h at no representations or warranties with respect to the condition of the Lensed Premises have been made by or on behalf of Sub lessor, and that Sub lessor will perform no work to prepare the Leased Premises for Sub lessee’s occupancy, except to steam clean all carpet throughout the Leased Premises. Any work required by Su blesse to prepare the Leased Premises for its occupancy or any future alterations shall be at the sole cost and expense of Sub lessee, and shall be subject to all of the conditions set forth in the Master Lease, and additionally shall require and be subject to Sub lessor’s and Landlord 's prior written consent. Sub lessee may arrange for and install telephone, internet, cable/TV and mount the same as desired provided that the premises are restored to its original condition upon termination of the Sublease.

14.    SECURITY DEPOSIT. 1\s security for the performance of its obligations under this Sublease, Sub lessee shall pay to Sub lessor concurrently with Sub lessee’s execution of this Sublease, a cash security deposit ( the "Security De posit") in an amount equal to Three (3) months of Gross Rent or $11 ,000.00, plus applicable Florida sales tax . The Security Deposit may be applied by Sub lessor to cure any default of Sub lessee under this Sublease which Sub lessee has failed to cure after written notice and passage of an y period of time all owed under Sect i on 12 above for cu ring defaults, and within fifteen (1 5) days after notice by Sub lessor of such application, Sub lessee shall replenish the Security Deposit to its then required full amount by paying to Sub lessor the amount so applied. Within thirty (30) days after the expiration elate of the ·term, Sub lessor shall return to Sub lessee the balance, i if any, of the Security Deposit. The Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Sub lessee under this Sublease, nor shall it be a bar or defense to any action which Sub lessor at any time commences against Sub lessee. Notwithstanding the above, should Sub lessee be in compliance with all terms of this Sublease the parties agree that the applicable portion of the last two months’ rent may be paid as an allocation from the Security Deposit.

15.     ATTORNEY’S FEES. In the event of any litigation between Sub lessee and Sub lessor to enforce any provision of this Sublease or any right of either party thereto, the prevailing party in such litigation shall be entitled to receive from the other party, either as direct Payment or as an award under any judgment, all cost and expenses, including reasonable attorney's fees, incurred in negotiation, at trial, or on appeal. Moreover, i f either party hereto without fault is made a party to any litigation instituted by or against any other party to this Sublease, such other party shall indemnify Sub lessor or Sub lessee as the case may be, against and save harmless from all costs and expenses, including reasonable attorney's fees, incurred in connection therewith.

16.     BROKERAGE COMMISSIONS. Sub lessee represents and warrants to Sub lessor that Sub lessee has not been shown the Leased Premises, or any part thereafter have a n y services been performed for Sub lessee in connection with the transaction hereby described, by any broker, finder or salesperson other than Brenner Real Estate Group on behalf of the Sub lessee, and Grubb & Ellis, in partnership with HS/\ Commercial Real Estate, on behalf of the Sub lessor (collectively referred to as the "Brokers"). Sub lessee shall indemnify and forever hold Sub lessor harmless from and against any claim , loss, damage, cost and expense (including, without limitation, court costs and reasonable e a attorneys' fees) which Sub lessor may incur as a result of any broker, finder or salesperson (other than the Brokers) claiming by, tlu·ough or under Sub lessee, making any claim against Sub lessor for a commission or fee i n respect to the transaction contemplated by this Sublease. Sub lessor shall be responsible for the payment of all commissions due and owing to the Brokers.

17.    NOTICES. /\ II notices hereunder shall be in writing and shall be delivered (i) personally, (ii) by certified mail , postage prepaid, return receipt requested, or (ii i) by nationally-recognized overnight courier service, addressed to the parties as follows:

If to Sub lessor:	Carlson Wagonlit Travel, Inc.
Mail Stop 8249
70 I Carlson Parkway
Minnetonka, MN 55305
Attn: Legal Department
Facsimile: (763) 212-8543

If to Sub lessee:	To the Leased Premises, with a copy to Robert Kohn
____________________
____________________
____________________
____________________

Any notice given as aforesaid shall be deemed given and delivered ( i ) when received, in the case of personal delivery, (ii) when delivered or when delivery is refused, as the case may be, i n the case of delivery by ce1tified mail, or (i ii) when delivered in the case or delivery by overnight courier serv10cue.

18.     BINDING EFFECT. This Sublease shall be binding upon and inure to the benefit of Sub lessor and Sub lessor’s successors and assigns. This Sublease shall be binding upon Sub lessee and Sub lessee’s successors and assigns and shall inure to the benefit of Sub lessee and Sub lessee’s permitted assigns.

19.     ENTIRE AGREEMENT. This Sublease sets forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings between Sub lessor and Sub lessee concerning the Leased Premises and the Building. This Sublease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to sublease, sublease proposals, representations and information conveyed between the parties or their respective representatives or any other person purporting to represent Sub lessor or Sub lessee. No subsequent alteration, amendment, change or addition to this Sublease shall be binding upon Sub lessor or Sub lessee unless in writing signed by both parties.

20.     NO WAIVER. No provision of this Sublease shall be deemed to have been waived by either party unless such waiver is in writing signed by the party against whom the waiver is to be asserted or en forced.

21.     SEVERABILITY. If an y clause, phrase, provision or portion of this Sublease or the application of same to an y person or circumstances shall be invalid or unenforceable under applicable law, such event shall not attic, impair or render invalid or unenforceable the remainder of this Sublease, nor any other clause, phrase, provision or portion of this Su lease, nor shall it affect the application of any clause, phrase, provision or portion of this Sublease to other persons or circumstances.

22.     NO CONSTRUCTION AGAINST PREPARE R OF SUl3LEASE. This Sublease has been prepared by Sub lessor and reviewed by Sub lessee. Sub lessor and Sub lessee and their separate advisors believe that this Sublease is the product of all of their efforts, that i t expresses their agreement and that it should not be interpreted in favor of either Sub lessor or Sub lessee or against either Sub lessor or Sub lessee merely because of their efforts i n preparing il.

23.     CONSENT OF LANDLORD. This Sublease is expressly subject to and conditioned upon the consent of Landlord hereto, which Sub lessor shall use its best commercial efforts to obtain. Sub lessor shall give Sub lessee prompts notice as to whether Landlord has given its consent to this Sublease.

24.     QUIET ENJOYMENT. If and so long as S blesse pays all G ross Rent due hereunder and performs each and every term and condition on its part to be kept a and performed, Sub lessee shall quietly enjoy the Leased Premises without hindrance by Sub lessor, Landlord and any person succeeding to the rights of Sub lessor or Landlord, subject to the terms of' the is Sublease. Sub lessor covenants and agrees to not enter into or otherwise agree to any amendment or modification of the Master Lease that would materially reduce or restrict the right s granted to Sub lessee to use and enjoy the Leased Premises under this Sublease, or that would cause Sub lessee’s costs associated with the Leased Premises or this Sublease to increase in a n y material way.

25.     COUNTERPARTS. This Sublease may be executed i n multiple counter parts which, when taken together, shall be deemed to constitute one and the same instrument.

26.     SIGNAGE. Sub lessor shall not be required to provide any signage for Sub lessee. However, the Sub lessee shall be entitled to a company door sign and may obtain from the Landlord a suite sign and a directory sign at Sub lessee’s sole cost and expense.

27.     FURN ITURE. Sub lessee shall have the right to use at no charge, the furniture and fixtures in or serving the Leased Premises during the Term of this Sublease. An inventory of such furniture and fixtures is contained in Exhibit B attached hereto. Sub lessee shall ret urn such furniture and fixtures to Sub lessor in good condition, normal wear and tear and damage resulting From circumstances beyond Su lessees reasonable control accepted, at the end of its occupancy of tl1e Leased Premises.

28.     NO OPTIONS. No options, renewal s, expansion options, Rights of First Offer or other rights specific to Sub lessor in the Master Lease are available to Sub lessee.

29.     RESTORATJON. Sub lessee shall, prior to the expiration or sooner termination of this Sublease, restore the Leased Premises to the condition that the Leased Premises were i n the commencement of the Term, reasonable wear and tear accepted. Sub lessee shall remove all of its trade fixtures and equipment prior to the expiration or sooner termination or the Term hereof and shall repair all damage caused by such removal.

SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be duly executed as of the day and year first above written.

SUBLESSOR:

CARLSON WAGONLIT TRAVEL, INC.

By:

Title:	CFO

SUBLESSEE:

BIOPOWER OPERATIONS CORPORATION

By:

Title:	CEO

CONSENT OF LANDLORD TO SUBLEASE

RADICE Ill, LLC, a Florida Limited Liability corporation ("Landlord") executed a lease ("Lease") with CARLSON WAGONLIT TRAVEL, INC., a Delaware corporation ("Tenant") dated April 10, 2008 for the premises located at 1000 Corporate Drive, Suite 200, Fort Lauderdale, FL 33334. Tenant now desires to sublease part of the premises to BIOPOWER OPERATIONS CORPORATION, a Nevada corporation ("Subtenant") and Tenant seeks to obtain Landlord's consent to the sublease, a copy of which Sublease is attached hereto ("Sublease") (but not including the copy of the Lease attached to the executed Sublease), marked Exhibit "A" and by this reference made a part hereof.

Landlord hereby consents to the execution by the Tenant and Subtenant of the Sublease upon the following terms, covenants, and conditions to which all parties hereto agree to be bound.

1.	Tenant shall remain fully responsible for the performance of all of the terms, covenants and conditions of the Lease;

2.
Upon the execution by the Tenant and Subtenant of the sublease, Tenant shall deliver to Landlord a true copy of it. The parties hereto intend the Sublease to be subject to and subordinate to all provisions of the Lease.

Nothing in the Sublease shall supersede any of the terms, covenants or conditions of the Lease; in the event of any conflict between the Lease and the Sublease, the Lease shall control, and nothing herein shall be deemed a waiver of any of the terms of the Lease;

4.
Nothing in the Sublease shall in any way whatsoever expand t11e liability or obligations of the Landlord, whether to Tenant, Subtenant or any other person or entity; the undersigned hereby expressly disapproves anything in the Sublease that does so expand the liability or obligations of the undersigned;

5.
Any termination of the Lease for any cause whatever, shall at Landlord's option, either (a) immediately terminate the Sublease or (b) operate as an assignment to Landlord of any Sublease then existing between Tenant and Subtenant affecting all or a portion of the premises demised by the Lease. Landlord shall not be liable for any prepaid rents nor any security deposits paid by Subtenant. Landlord shall not be subject to any off sets or defenses that the Subtenant might have against the Tenant, and Landlord shall not be liable for any concessions or allowances t11at the Tenant has agreed to grant or give. Landlord shall not be liable for any other defaults of the Tenant under the Sublease. Subtenant shall to Landlord upon Landlord's request.

6.
Subtenant shall have no rights against Landlord by reason of this consent, and all of Subtenant's rights and liabilities shall derive from terms of the Sublease. Landlord may in its sole discretion provide services directly to Subtenant under the terms of the Lease at the Subtenant's request, and Tenant and Subtenant shall be jointly and severally liable for the cost of such services on the terms and conditions set forth in the Lease.

7.
This consent shall not be deemed an expressed or implied affirmation or representation of any factual statements or recitations contained in the Sublease, whether relating to the Lease or otherwise, it being understood that Subtenant is fully responsible for reviewing and familiarizing itself with all of the terms and conditions of the Lease;

8.
The Sublease may not be assigned or amended nor may the sublease premises be further subleased without the consent of the Landlord. This consent shall not constitute a waiver of the provisions of the Lease regarding assignment and subletting without the prior written consent of the Landlord, and the Landlord reserves the right to withhold its consent to any future sublease or assignment in accordance with such provisions; and

9.
Under no circumstances may Tenant require Subtenant, or may Subtenant on its own, perform its obligations under the Sublease directly to the Landlord, without the prior written consent of the Landlord which consent may be withheld in the Landlord's sole and absolute discretion.

10.	(a)	Tenant hereby assigned and transfers to Landlord the Tenant's interest in all rentals and income arising from the Sublease.

(b)
Landlord by executing this document agrees that until a default shall occur in the performance of Tenant's obligations under the Lease, the Tenant may receive, collect and enjoy the rents accruing under this Sublease, except to the extent Landlord is entitled to a portion thereof under the terms of the Lease. However, if Tenant shall default in the performance of its obligations to Landlord then Landlord may, at its option, receive and collect, directly from Subtenant, all rent owing and to Be owed under the Sublease. Landlord shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublease, be deemed liable to Subtenant for any failure of t11e Tenant to perform and comply With any obligations of Tenant under the Sublease.

(c)
Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from the Landlord stating that a default exists in the performance of Tenant's obligations under the Lease, to pay to Landlord the rents due and to Become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay such rents to Landlord without any obligation or rights to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary and Tenant shall have no right or claim against Subtenant for any such rents so paid by Subtenant.

11.	The acceptance of rent by Landlord from Subtenant or anyone else liable under the Lease shall not be deemed a waiver by Landlord of any provisions of the Lease.

12.
Landlord may consent to subsequent subletting’s and assignments of the Lease or this Sublease or any amendments or modifications thereto without notifying Tenant nor anyone else liable under this Lease and without obtaining their consent and such action shall not relieve such persons from liability.

1·3.
Tenant's obligation to indemnify and hold Landlord harmless as set forth in Section 16.01 of the Lease shall include indemnification from any claims arising from the use of the Premises (as defined in the Lease), or any portion thereof, by Subtenant, its agents, employees or contractors.

14.	To the extent there are any conflicts between the terms of the Sublease and this Consent, the terms of this Consent shall control.

15.	The Tenant shall be liable for all costs and expenses incurred by the Landlord in connection with the Sublease.

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16.          Copies of all notices to be given by Tenant and Subtenant under the Sublease shall be provided to Landlord via mail, fax (provided, if a notice is faxed, a copy is also deposited in the mail) or delivered via nationally recognized overnight courier (such as Federal Express) as follows:

(a)       To Landlord as follows:

RADICE Ill, LLC
4651 Sheridan Street, Suite 303, Hollywood Fl. 33021
Facsimile No.:  954-962-8166

Or to such other person at such other address designated by notice sent to Tenant. Notices delivered by overnight courier or sent by facsimile shall be deemed given upon receipt. Mailed notices shall be sent by United States Certified or Registered Mail, postage prepaid. Such notice shall be deemed to have been given two (2) days after posting in the United States mail.

17.          Subtenant hereby acknowledge that it is in receipt of a copy of the Lease. Subtenant agrees to abide by all covenants and conditions of the Lease. Subtenant hereby consents to Landlord's right to enforce all covenants and conditions of the Lease directly against Subtenant. Any and all rights and remedies which are available to Landlord as set forth in the Lease as to tenant, shall also apply to Subtenant. Any action on the part of the Landlord, or failure of Landlord to avail itself of any right or remedy which it may have against Subtenant, shall not be deemed a waiver by Landlord of any right or remedy which it may have against Tenant. Similarly, any action on the part of the Landlord, or failure of Landlord to avail itself of any right or remedy whicl1 it may have against Tenant, shall not be deemed to be a waiver of by Landlord of any right or remedy which it may have against Tenant.

IN WITNESS WHEREOF,   the parties hereto have executed this Agreement  this _ day of ______, 20   .

Landlord:

RADICE Ill, LLC a Florida

Limited Liability Corporation.	By:

Its:

Tenant:

CARLSON WAGONLIT TRAVEL, INC.,	By:	k

a Delaware Corporation	Its:	CEO

Subtenant:

BIOPOWER OPERATIONS CORPORATION	By:

a Nevada Corporation	Its:	CEo

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EXHIBIT A

LEGAL DESCRIPTION

SHELL AT 1-95  102-25 B POR OF TRS 4&5 DESC AS COMM AT SE COR OF TR 5,N ALG ELY BNDRY 343.39,NWLY 430 TO POB,SWLY 110.30,W 552.47,N 441.90,NELY 194.59,NELY 41.32,SELY 290.36, SELY 456.64 TO POB

EXHIBITB
SITE PLAN

INTERSTATE - 95
C-14 CANAL
CANAL
PRESERVATION AREA
CANAL
CANAL
CYPRESS CREEK RD. (N.E. 62nd ST.)
RADICE CORPORATE CENTER
BUILDINGS NO. 1 & 2

in witness whereof, Sublessor and Sublessee have caused this Sublease to be duly executed as of the day and year first above written.

sublessor:

carlson wagonlit travel, inc.

By:

Title:	CFO	APPROVED
AS TO
LEGAL FORM
sublessee:

biopower operations corporation

By:

Title:	CEO

Exhibit A

Master Lease

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE is made this 7 day of October, 2009 by and between Radice III, LLC. a Florida Limited Liability Corporation, having an address 4651 Sheridan Street Suite 303, Hollywood, Florida 33021 (the “Landlord”) and Carlson Wagonlit Travel, Inc., a Delaware Corporation, (the “Tenant”).

BACKGROUND

A.
Landlord and Tenant entered into that certain Lease Agreement dated April 10, 2008 (the “Original Lease”), with respect to certain premises measuring approximately 2,000 rentable square feet (the “Premises”), in the building located at 1000 Corporate Blvd., Suite 200, Ft Lauderdale, Florida, (the “Building”), which Premises are more particularly described in the Original Lease:

Landlord and Tenant desire to amend the Lease pursuant to and in accordance with the terms and provisions set forth herein.

WITNESSETH

In consideration of the mutual promises of the parties, intending to be legally bound, the parties hereby agree as follows:

1.	Lease Term and Commencement Date: Effective April 1, 2010 (“New Commencement Date”) for a term of thirty eight (38) months and ending on the last day of the 38th full month, or May 31, 2013.

2.	Base Rent: Commencing upon the New Commencement Date, the Base Rent shall be as follows:

Month	Annual Rent	Monthly Rent

1 - 2	$0	$0	*
3 - 12	$28,000.00	$2,333.34
13 - 24	$28,840.00	$2,403.34
25 - 36	$29,705.20	$2,475.44
37 - 38	$30,596.36	$2,549.70

* Notwithstanding anything to the contrary contained herein. Base Rent and operating expenses shall be abated from February 1, 2010 through May 31, 2010.

3.	Additional Rent: Tenant shall continue to pay Additional Rent as provided for in the lease.

4.	Leasehold Improvements: Tenant shall accept the Premises in “As-Is” condition, with all faults.

5.	Renewal Option: Section 36.01 shall remain in full force and effect, with the exception of the following change in paragraph (b) (2) which shall be deleted and replaced with”:

“the annual Base Rent payable by Tenant during the Extension Term(s) shall be the then-prevailing market rate as reasonably determined by Landlord at the time the Extension Notice is received. The prevailing market rate shall be defined as the rate for tenants of comparable credit rating entering into new leases in comparable buildings and in comparable space within the buildings (and comparable rights and privileges as provided under this Lease) in projects of similar quality in which the Premises is located and shall take into consideration then prevailing tenant improvement allowances for such comparable space in the Cypress Creek Market but in no event less that the rent that Tenant is paying at the end of the preceding lease term.”

6.
Brokers Disclosure: Tenant and Landlord covenant, warrant and represent that no broker or finder except CBRE, Inc. for Landlord and Grubb & Ellis Company and HSA Commercial for Tenant, (“Brokers”) were instrumental in consummating this Lease and that neither Tenant nor Landlord has had any conversations or negotiations with any broker, except Brokers, concerning the subject matter of this Lease. Tenant agrees hereby to indemnify and hold Landlord harmless against and from any and all claims for any brokerage commissions or fees and all costs, expenses and liabilities, except the commission to Brokers, which shall be paid by Landlord. Landlord agrees hereby to indemnify and hold Tenant harmless against and from any and all claims for any brokerage commissions or fees and all costs, expenses and liabilities.

1

7.
Miscellaneous: The Lease together with the First Amendment represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings, and representations (if any) made by and between such parties and may not be amended except by a written instrument signed by all the parties. In the event of any conflict between the Lease, or this First Amendment, this First Amendment shall control. This First Amendment shall be deemed to have been executed and delivered, and the rights and obligations of Landlord and Tenant shall be construed and enforced in accordance with, and governed by, the laws of the state in which the Premises arc located. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors-in-interest and shareholders. This First Amendment may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one First Amendment, which shall be binding upon and effective as to all parties. In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

EXECUTED as an instrument under seal as of this 7th day of October, 2009.

WITNESSES:	Landlord:

Radice III, LLC.

By:

Name:

	Title:	Manager

WITNESSES:	Tenant:
Carlson Wagonlit Travel, Inc.
a Delaware Corporation

By:

	Name:	Sara Lissick

	Title:	Chief Financial Officer

APPROVED
AS TO
LEGAL FORM

2

RADICE CORPORATE CENTER III

INDEX TO STANDARD OFFICE LEASE

1.	Basic Lease Rider	Standard Office Lease	Page 2
2.	Article 1.	Premises	Page 4
3.	Article 2.	Term of Lease and Commencement	Page 4
4.	Article 3.	Base Rent	Page 4
5.	Article 4.	Construction of Premises	Page 4
6.	Article 5.	Permitted Use.	Page 4
7.	Article 6.	Tenant’s Taxes	Page 5
8.	Article 7.	Operating Costs	Page 5
9.	Article 8.	Tenant’s Proportionate Share; Additions to and
		Exclusions from the Development	Page 7
10.	Article 9.	Repairs and Maintenance	Page 7
11.	Article 10.	Alterations	Page 9
12.	Article 11.	Signs	Page 9
13.	Article 12.	Inspections	Page 9
14.	Article 13.	Utilities	Page 10
15.	Article 14.	Assignment and Subletting	Page 10
16.	Article 15.	Insurance; Fire and Casualty Damage	Page 11
17.	Article 16.	Liability	Page 13
18.	Article 17.	Eminent Domain	Page 13
19.	Article 18.	Holding Over	Page 13
20.	Article 19.	Quiet Enjoyment	Page 13
21.	Article 20.	Events of Default; Remedies	Page 14
22.	Article 21.	Rights Reserved to Landlord	Page 16
23.	Article 22.	Corporate Authority	Page 16
24.	Article 23.	Relocation of Premises	Page 16
25.	Article 24.	Landlord’s Lien	Page 17
26.	Article 25.	Subordination	Page 17
27.	Article 26.	Mechanics’ and Other Liens	Page 17
28.	Article 27.	Notices	Page 17
29.	Article 28.	Common Areas	Page 18
30.	Article 29.	Estoppel Certificate	Page 18
31.	Article 30.	Miscellaneous	Page 18
32.	Article 31.	Riders; Exhibits	Page 20
33.	Article 32.	Vacation	Page 20
34.	Article 33.	Building Services Equipment	Page 20
35.	Article 34.	Rules and Regulations	Page 20
36.	Article 35.	Waiver of Jury Trial	Page 20
37.	Article 36.	Option to Renew	Page 21
38.	Article 37.	Hazardous Substances	Page 21
39.	Article 38.	Reserved Parking	Page 22
40.	Exhibit A	Legal Description	Page 24
41.	Exhibit B	Site Plan	Page 25
42.	Exhibit C	Tenant Estoppel Statement	Page 27
43.	Exhibit D	Rules and Regulations	Page 28

RADICE CORPORATE CENTER III

CARLSON WAGONLIT TRAVEL, INC.

LESSEE

Basic Lease Information Rider

Radice Corporate Center III

Standard Office Lease

1.	Date of Lease: April , 2008 (for identification purposes only).

2.	Landlord: RADICE III, LLC.

3.	Tenant: CARLSON WAGONLIT TRAVEL, INC.

4.
Premises: Suite 200, as shown on Exhibit “B”, of Radice Corporate Center III, 1000 Corporate Drive, Fort Lauderdale, Florida 33334, consisting of approximately 2,000 rentable square feet on the 2nd Floor. (Radice Corporate Center III together with the parking facilities, landscaped areas and other common areas servicing same are collectively referred to as the “Building”).

5.	Rentable Area of Premises: approximately 2,000 rentable square feet.

6.	Rent Commencement Date: as defined in Article 2.02 of the Lease.

7.	Expiration Date: The last day of the24th month following the Rent Commencement Date.

8.
Lease Term: Twenty-Four (24) full months. If the Rent Commencement Date is other than the first day of the month, the Lease Term shall also include the period commencing on the Rent Commencement Date and ending on the last day of any such first partial month.

9.	Base Rent: The Base Rent as per Article 3.01 of the Lease shall be as follows:

Month of	Monthly	Annual
Lease Term	Base Rent	Base Rent

1 - 12	$2,903.34	$34,840.00
13 - 24	$3,019.47	$36,233.60

10.	Tenant’s Proportionate Share: 1.54% per Article 8.01 of the Lease.

11.	Security Deposit: $0.00.

12.	Use of Premises. General office use.

13.	Number of Parking Spaces: Tenant shall receive (8) non-reserved parking spaces at no additional cost to Tenant. The Landlord shall designate (8) visitor parking spaces for nonexclusive use by Tenant.

14.	Tenant’s Address for Notices:

M.S. 8249
701 Carlson Parkway
Minnetonka, MN 55305
Attention: Legal Department

Landlord’s Address for Notices:

Radice III, LLC
CB Richard Ellis
1801 North Military Trail, Suite 150
Boca Raton, FL 33431

With copies to:

CB Richard Ellis
1801 North Military Trail, Suite 150
Boca Raton, FL 33431

15.	Tenant’s Real Estate Broker: None Landlord’s Real Estate Broker: None.

16.
Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the “BLI Rider”). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, The BLI Rider shall control. Where the Lease simply supplements the BLI Rider and does not conflict directly therewith, the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider as of the day and year set forth opposite their respective signatures herein below.

WITNESSES		TENANT:

Carlson Wagonlit Travel, Inc a Delaware corporation

By:

	Print Name:	[Illegible]	APPROVED
AS TO
	Title:	Chief Financial Officer	LEGAL FORM

	Date:	April 10, 2009

WITNESSES:		LANDLORD:

RADICE III, LLC

By:

	Its:	Manager

	Date:	[Illegible]

OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between RADICE III, LLC, a Florida limited liability company (“Landlord”), and CARLSON WAGONLIT TRAVEL, INC., a Delaware corporation (“Tenant”):

WITNESSETH:

ARTICLE 1: PREMISES:

1.01 Premises. In consideration of the obligation of Tenant to pay rent and of the other terms, provisions and covenants hereof, Landlord leases to Tenant and Tenant leases from Landlord those premises (the “Premises”) described in the Basic Lease Information Rider (the “BLI Rider”) attached to the front of this Lease and incorporated into this Lease by this reference. The real property on which the Building is located is legally described in Exhibit A. The Premises are outlined on the plan attached as Exhibit B. The Building is part of a development (the “Development”) commonly known as Radice Corporate Center.

ARTICLE 2: TERM OF LEASE AND COMMENCEMENT

2.01 Term of Lease. The term of this Lease (the “Term”) is for the period of time set forth in the BLI Rider, commencing on the Lease commencement date set forth in the BLI Rider (“Commencement Date”) and ending on the Lease expiration date as set forth in the BLI Rider (“Expiration Date”).

2.02 Commencement Date. The “Commencement Date” shall be April 1, 2008.

ARTICLE 3: BASE RENT

3.01 Base Rent. During the Lease Term, Tenant will pay as the base rent for the Premises (“Base Rent”) the amounts set forth in the BLI Rider, with same being payable without demand, setoff or deduction, in advance, on or before the first day of each month, in equal monthly installments of the amounts set forth in the BLI Rider plus applicable sales and other such taxes as are now or later enacted. In the event any monthly Base Rent and/or Additional Rent payment is not paid within five (5) days after it is due, Tenant agrees to pay a late charge of five (5%) percent of the amount of the payment due. Tenant further agrees that the late charge imposed is fair and reasonable, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant. The first full month’s rent is due on the Commencement Date.

ARTICLE 4: CONSTRUCTION OF PREMISES

4.01 Tenant is taking the premises in its “as is” condition, and Landlord will have no obligation to construct any improvements to the Premises.

ARTICLE 5: PERMITTED USE.

5.01 Permitted Use. Tenant shall use and occupy the Premises for general office purposes and for no other use or purpose. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

5.02 Compliance with Governmental Laws and Landlord’s Regulations. Tenant shall obtain any and all licenses and permits necessary for any permitted use, comply with all governmental laws, ordinances and regulations applicable to the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. If, as a result of any change in the governmental laws, ordinances or regulations, the Premises must be altered to lawfully accommodate the use and occupancy thereof, such alterations shall be made only with the consent of Landlord, but the entire cost thereof shall be borne by Tenant based upon Tenant’s specific use of the Premises; provided that the necessity of Landlord’s consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances or regulations.

5.03 Compliance with Fire Prevention Code. Landlord has provided sprinklers within the Premises as required by the building code of the local government where the Premises are located. Tenant shall take whatever other actions are necessary so that the Premises and Tenant’s use thereof complies with the Fire Prevention Code of the National Fire Protection Association and any other fire prevention laws, ordinances, rules or regulations applicable to the Premises.

ARTICLE 6: TENANT’S TAXES

6.01  Definition of Taxes. The term “Taxes” shall mean (a) the total of all real estate taxes, taxes attributable to improvements within the Development or any part thereof whether made by Landlord or any tenant, or attributable to the installation of fixtures, machinery, equipment, or other personal property, general and special assessments, water and sewer charges and other governmental impositions, levies and charges (of or by any federal, state, municipal or other government or governmental or public authority, including, without limitation, any school district) of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may be levied, assessed, imposed, become due and payable, or arise in connection with the use, occupancy or possession of, or grow due or payable out of, or for, the Development or any part thereof, or any land, buildings or other improvements therein, (b) any payments to any ground lessor in reimbursement of tax payments made by such lessor, and (c) any and all costs, reasonable and customary fees and expenses paid to attorneys, appraisers and consultants for the purpose of reviewing, negotiating, or contesting the amount of the Taxes, the valuation or assessment of the Development or any portion thereof for tax purposes and any and all costs, fees and expenses arising out of or by reason of any legal or administrative proceeding related to Taxes. In the event that any part of the Development is separately assessed for the purpose of real estate taxation, then, Landlord may, at any time and from time to time, elect, which election shall be subject to revocation, to exclude that portion of the Taxes allocable to any such separately assessed part of the Development from Taxes under this Article 6. The term “Excluded Parcel” shall mean such separately assessed parts of the Development during such period when its allocable share of Taxes is excluded from Taxes. For the purposes of calculating Tenant’s Proportionate Share of Taxes as provided in Section 6.02 hereof, the denominator shall not include that portion of the rentable area of the Development contained within an Excluded Parcel.

6.02 Tenant’s Proportionate Share of Taxes. For each real estate calendar year applicable to the Term (or any renewal or extension of such Term), Tenant shall pay to Landlord, as additional rent, its proportionate share of taxes levied for such calendar year as calculated on the basis of the ratio set forth in Section 8.01. Landlord shall make best efforts by April 1st of each year, deliver to Tenant its estimate of such amounts payable under this Section for each calendar year. On or before the first day of the next month and on or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent such amount as Landlord shall reasonably determine to be necessary to bring and keep Tenant current. By April 1st of each calendar year, Landlord shall make best efforts to deliver to Tenant a statement showing the total amount payable by Tenant under this Section. If the statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant or at Landlord’s option the excess shall be credited against the next monthly installment of rent. If the statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant’ shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement. Any payment with respect to any partial calendar year in which the Term commences or ends shall be prorated.

6.03 Tenant’s Taxes. Tenant shall be responsible to pay before delinquency all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder. The Florida sales tax imposed on rent and on other charges payable hereunder shall be paid by Tenant to Landlord with the payment of Tenant’s rental payments and other charges payable hereunder.

ARTICLE 7: OPERATING COSTS

7.01 Definition of Operating Costs. The term “Operating Costs” shall mean all costs and expenses paid or incurred by Landlord or on Landlord’s behalf in connection with the ownership, leasing, management, repair, remodeling, maintenance and operation of the Building and the Development (including, without limitation, the costs of maintaining and repairing parking lots, parking structures, and easements, landscaping costs, property management fees, utility and janitorial costs, Radice Corporate Association fees and assessments and the Building’s share of costs of the Development), except the following: (i) costs of alterations of tenants’ premises; (ii) costs of capital improvements and costs of curing construction defects; (iii) depreciation; (iv) interest and principal payments on mortgages, and other debt costs (but any cost due to an increase in the interest rate over the initial rate on the original long term first lien mortgage shall be included); (v) real estate brokers’ leasing commissions or compensation; (vi) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; and (vii) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder.

7.02 Taxes: Landlord shall pay all taxes applicable to the Property which are payable during the Term. As used herein, the term “taxes” shall mean real estate taxes, assessments (whether general or special), sewer rents, rates and charges, transit and transit district taxes, taxes based upon the receipt of Rent or other payments hereunder, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Property or Premises. Additionally, Landlord shall be obligated to review its taxes each year and if taxes exceed market rates for similar buildings, Landlord shall then be obligated to protest. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/ or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “taxes” for the purposes hereof.

7.03  Insurance: Landlord shall provide insurance for the Property as set forth in Article 15.01(a).Should Landlord choose to self-insure, the cost of maintaining such self insurance shall be considered a part of insurance. In no event will the cost exceed the cost of maintaining first dollar coverage.

7.04 Other Operating Costs: Landlord shall provide for the following as they relate to the Property and the Premises: (1) trash removal; (2) landscaping; (3) property management; (4) all other labor costs, supply costs and other costs or services of any kind or nature deemed necessary or prudent by Landlord; and (5) the maintenance and/or repair of the Property and improvements as follows: (a) the roof; (b) all interior and exterior components of the Property and improvements both structural or otherwise; (c) parking lot, (d) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom; (e) heating and air conditioning equipment, lines and fixtures; (f) plumbing equipment, lines and fixtures, including but not limited to fire sprinkler and fire control systems (if any); (g) electrical equipment, lines and fixtures; (h) all other utility equipment, lines and fixtures; (i) all ingress-egress doors to the Property; (j) exterior plate glass; (k) elevator equipment, lines and fixtures (if any); and (l) any and all other maintenance and/or repairs to the Property and improvements deemed necessary or prudent by Landlord during the Lease Term.

7.05 Utilities: Landlord shall pay all utility bills incurred including but not limited to water, gas, electricity, fuel, light, heat and power bills, for the Building. In the event Tenant requests and Landlord provides any of the foregoing services or any other services to Tenant at times outside normal working hours (any time other than 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday, specifically excluding Sundays and Holidays), then Landlord shall have the right to bill Tenant and Tenant agrees to pay for such additional services. For purposes of this provision, “Holidays” shall include New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas. Landlord shall not be liable for any failure to furnish, or for any loss, injury or damage caused by or resulting from any variation, interruption or failure of utility services, unless caused by Landlord’s gross negligence.

7.06 Capital Improvements. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building or the Development at the time it was constructed, or are recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs. The useful life of any such improvement shall be reasonably determined by Landlord using GAAP In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. If Landlord selects the accrual method of accounting rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued. Landlord shall have the right at any time and from time to time to elect, which election shall be subject to revocation, to exclude that portion of Operating Costs attributable to any separately assessed part of the Development and any separate building within the Development. During any period that Operating Costs attributable to any separately assessed part of the Development and/or separate building are so excluded from Operating Costs, then for the purposes of calculating Tenant’s proportionate share of Operating Costs as provided in Article 8, the denominator shall not include the rentable area of such separately assessed part of the Development and/or such separate building. In the event Landlord elects to self insure, insure with a deductible in excess of $1,000 or obtain insurance coverage in which the premium fluctuates in proportion to losses incurred, then Landlord shall estimate the amount of premium that Landlord would have been required to pay to obtain insurance coverage (or insurance coverage without such provision) with a recognized carrier and such estimated amount shall be deemed to be an Operating Cost. Landlord may, in a reasonable manner, allocate insurance premiums for so-called “blanket” insurance policies which insure other properties as well as the Development and said allocated amount shall be deemed to be an Operating Cost.

7.07 Additional Rent.

(a) Tenant shall pay to Landlord the estimate for Tenant’s Proportionate Share of the Operating Costs in equal monthly installments at the same time and place as Rent is to be paid. Landlord will furnish a statement of the actual Tenant’s Share no later than April 1st of each year during the Term, including the year following the year in which the Lease expires or is otherwise terminated. Tenant will pay to Landlord any deficiency as shown by such statement within thirty (30) days of receipt of such statement. Provided Tenant is not in monetary default of this Lease, Landlord will refund to Tenant any excess as shown by such statement within thirty (30) days of the date of the statement. Landlord will keep books and records showing the Operating Costs in accordance with generally accepted accounting principles.

(b) In the event Landlord furnishes any utility or service which is included in Operating Costs to less than ninety-five percent (95%) of the rentable area of the Property because (i) the average occupancy of the Property for the year in question was not equal to or greater than ninety-five percent (95%), (ii) such utility or service is not required by or provided to one or more of the tenants of the Property, or (iii) any tenant occupant is itself obtaining or providing any such utility or services, then Operating Costs for such year shall be adjusted to include all additional costs, expenses and disbursements that Landlord reasonably determines would have been incurred if Landlord had provided such utilities and services to all tenants of the Property, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the Property been ninety-five percent (95%) occupied during the year in question and such utilities and services provided to all tenants. The intent of this section is to ensure that the reimbursement of Operating Costs is fairly and equitably allocated among the tenants receiving the utilities and services in question.

(c) To the extent the Property is part of a larger project or development, Landlord shall have the right (but not the obligation) to allocate to the Property an appropriate portion of those Operating Costs which are incurred with respect to the project as a whole. Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development may be allocated among all of the buildings in the Development using methods of allocation that are considered reasonable and appropriate for the circumstances. Tenant hereby consents to such allocations provided that the determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis. By way of example, landscaping costs for a multi-building project shall be allocated on an appropriate basis between all buildings in the project.

(d) Any and all payments (other than Base Rent) required to be made by Tenant pursuant to this Lease shall be deemed additional Rent (“Additional Rent”). Landlord shall have the same rights and remedies for said payments as for Rent.

7.08 Tenant’s Proportionate Share of Operating Costs. For each calendar year falling partly or wholly within the Term, Tenant shall pay to Landlord as Additional Rent its proportionate share of Operating Costs as calculated on the basis of the ratio set forth in Section 8.01. Any payment with respect to any partial calendar year in which the Term commences or ends shall be prorated.

7.09 Tenant’s Audit. Tenant or its representatives, at Tenant’s cost, shall have the right after seven (7) days prior written notice to Landlord to examine Landlord’s books and records of Operating Costs during normal business hours following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within ninety (90) days following the furnishing of the statement to Tenant (which item shall be paid in any event), such statement shall be considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

ARTICLE 8:	TENANT’S PROPORTIONATE SHARE; ADDITIONS TO AND EXCLUSIONS FROM THE DEVELOPMENT

8.01 Tenant’s Proportionate Share.

(a) Tenant’s “proportionate share” as used in this Lease with respect to the Building shall mean a fraction, the numerator of which shall be the rentable area (other than any designated parking or loading areas) contained in the Premises, and the denominator of which shall be the rentable area contained in the Building, as determined by Landlord. As of the date hereof, Tenant’s proportionate share is as indicated in the BLI Rider based on a rentable area of 130,099 Rentable Square Feet.

(b) Tenant’s “proportionate share” as used in this Lease with respect to costs relating to more than the Building, shall mean a fraction the numerator of which shall be the rentable area (other than any designated parking or loading areas) contained in the Premises and the denominator of which shall be the rentable area of all buildings, as determined by Landlord, within the Development.

ARTICLE 9: REPAIRS AND MAINTENANCE

9.01 Tenant’s Obligations. a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, interior windows, interior glass and plate glass, doors, any special office entries, Interior walls and finish work, floors and floor coverings, within the Premises. Tenant as part of its obligation hereunder shall keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible, use reasonable efforts to keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair, reasonable wear and tear and loss by fire or other casualty covered by insurance to be secured pursuant to Article 15 excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy). Tenant shall not damage any demising wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees. Tenant, at its own cost and expense, as additional rent, shall pay for the repair of any damage to the Premises, the Building, or the Development resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

9.02 Landlord’s Obligations. (a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, the exterior windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant’s expense. In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air conditioning or other similar systems over and above that provided by Landlord, the cost of installation, care, operation, maintenance and repair thereof shall be borne by and paid for by Tenant.

(b) Provided Tenant shall not be in monetary default, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises weekdays, exclusive of Holidays, from 8:00 a.m. to 6:00 p.m. and Saturdays, from 8:00 a.m. to 1:00 p.m., heat and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises (temperatures between 71-76° F, except in the case of extreme weather conditions) and elevator service; electricity for general office purposes; water for lavatory and drinking at those points of supply provided for general use of tenants; and janitorial services during the limes and in the manner that such services are, in Landlord’s judgment, customarily furnished in comparable office buildings in the immediate market area.

(c) Landlord shall-provide after hours-heating or air conditioning at Tenant’s request, and Tenant shall pay Landlord a reasonable charge for such services as determined from time to time by Landlord. Tenant agrees to keep closed all window coverings, if any, when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units for the Premises, and the cost thereof, including the cost of electricity and/or water therefore and the cost of all repairs, maintenance and replacements thereto shall be paid by Tenant to Landlord upon demand.

(d) Tenant will not without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any non-standard office equipment apparatus or device in the Premises which will in any way increase the amount of electricity or water which Landlord determines to be reasonable for use of the Premises as general office space; nor connect with electrical current, except through existing electrical outlets in the Premises, or with water pipes, any apparatus or device. If Tenant shall require water, electric current or any other resource in excess of that usually furnished, Tenant shall first procure the consent of Landlord, which Landlord may refuse, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed, The cost of any such meter and of installation, operation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meter, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed.

(e) Interruptions of any service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant’s obligations under this Lease. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same. Similarly, the curtailment, rationing or restriction on use of water, gas, electricity or any resource, service or utility shall not affect Tenant’s obligations hereunder and Landlord may cooperate in a reasonable manner with the efforts of national, state or local governmental agencies or utilities in reducing energy or other resource consumption. If Tenant is without critical service(s), (i.e., water, electricity, elevators, etc.) for greater than twenty-four (24) hours, provided such event was caused by Landlord’s negligence, Tenant’s rent shall abate from the lime said interruption of service(s) occurred, until service(s) are restored.

9.03 Charges. Any sums payable under Section 9.02 shall be considered additional rent and may be added to any Installment of rent thereafter becoming due, and Landlord shall have the same remedies for default in payment of such sums as for a default in the payment of rent.

9.04 Janitorial Services. Tenant shall not provide any janitorial services without Landlord’s written consent, which may be withheld in Landlord’s sole discretion and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant’s sole risk and responsibility.

9.05 Notice to Landlord to Repair: In the event Tenant discovers the necessity for Landlord to repair any part of the Premises, Building or Development, which Landlord is obligated to repair and maintain hereunder, Tenant shall provide Landlord with notice specifically describing the repair or maintenance required. Landlord shall have thirty (30) days to repair the Premises, Building or Development if such repairs can be reasonably accomplished in said time period and Landlord shall diligently pursue cure in non-emergency situations. In no event shall Tenant be permitted to withhold rent or terminate this Lease as a consequence of Landlord’s failure to maintain or repair the Premises, Building or Development. The Landlord’s repairs shall be conducted expeditiously and in a manner so as to minimize interference with Tenant’s business.

ARTICLE 10: ALTERATIONS

10.01 Alterations. Tenant shall not make any alterations, additions or improvements, that are not cosmetic in nature or cost greater than $15,000, to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord, which consent may not be unreasonably withheld. Each request shall be accompanied by plans detailing the proposed alteration, addition or improvement. In connection with any request for an approval of alterations by Tenant, Landlord may retain the services of an architect and/or engineer and Tenant shall reimburse Landlord for the reasonable fees of such architect and/or engineer. If Landlord shall, in its reasonable discretion, consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws, ordinances, rules and regulations using a contractor acceptable to Landlord and shall, prior to construction, provide such assurances to Landlord, (including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance) as Landlord shall require to protect Landlord against any loss from any mechanics’, laborers’ or materialmen’s liens or other liens. At the lime of completion of each alteration, addition or improvement, Tenant shall deliver to Landlord a set of final “as-built” plans showing such completed alteration, addition or improvement. Any such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and title shall pass to Landlord under this Lease as by a bill of sale.

ARTICLE 11: SIGNS

11.01 Signs. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord. Landlord may from time to time maintain any signs at Tenant’s expense. Notwithstanding the foregoing, Tenant will be permitted to install, at Tenant’s expense (as part of Tenant’s Tenant Improvement allowance) a sign or its logo on the exterior western facade of the Building. The sign shall conform to the Building standards and must be approved in advance of installation by Landlord, in writing, which approval shall not be unreasonably withheld, and must comply with all governmental codes, ordinances and regulations. Landlord shall provide Tenant with space on an office building directory in the Building lobby.

ARTICLE 12: INSPECTIONS

12.01 Inspections. Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises at any reasonable time after 24 hours written notice to Tenant unless in the event of an emergency for the following purposes: (a) to ascertain the condition of the Premises; (b) to determine whether Tenant is diligently fulfilling Tenant’s responsibilities under this Lease; (e) to supply any service to be provided by Landlord to Tenant hereunder; (d) to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease (and may for that purpose, without abatement of rent, erect, use and maintain scaffolding, pipes, conduits, and other necessary structures in, through or on the outside of the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not bo blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably); (e) to show the Premises to prospective tenants within the final six (6) months of the term, purchasers or mortgagees; and (f) to do any other act or thing which Landlord deems reasonable to preserve the Premises and the Building. In the event that Landlord requires access to any under-floor duct, Landlord’s liability for carpel (or other floor covering) replacement shall be limited to replacement of the piece removed. During the period that is six (6) months prior to the end of the Term and at any lime Tenant is in default hereunder and such default has remained uncured for at least thirty (30) days, Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any reasonable lime during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises suitable signs indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. Notwithstanding the foregoing, in the event of an emergency, as determined by Landlord, no notice is required.

ARTICLE 13: UTILITIES

13.01 Utilities. Tenant shall pay for all telephone and other utilities and services used on or from the “Premises not supplied by Landlord, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for such utilities. Tenant shall furnish and install all electric light bulbs, tubes and ballasts, other than those originally provided to the Premises by Landlord prior to Tenant’s occupancy and at Landlord’s site expense, Premises shall be re-lamped with new florescent tubes throughout. Except in cases of Landlord’s gross negligence, Landlord shall in no event be liable for any interruption or failure of such utility service, nor shall any such interruption or impairment constitute a breach by Landlord of the terms or conditions of this Lease, nor shall any such interruption constitute a ground for abatement of any sums payable by Tenant hereunder.

ARTICLE 14: ASSIGNMENT AND SUBLETTING

14.01 Assignment and Subletting. (a) Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. Notwithstanding anything to the contrary contained herein, related to assignment, Landlord shall not unreasonably withhold its consent to any assignment of the Premises, provided that the proposed transferee: (1) has an equal or greater than net worth than Tenant and Guarantor; (2) has a good reputation in the business community and is experienced in the operation of a retail business of the type allowed under this Lease; (3) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building; (4) will not use the Premises or Building in a manner” that would materially increase the insurance rates therefor; (5) is not a governmental entity, or subdivision or agency thereof; otherwise, Landlord may withhold its consent in its sole discretion. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. In no event may Tenant sublet, nor will Landlord consent to any sublease of all or any portion of the Premises if the rent is determined in whole or in part based upon the income or profits derived by the sublessee (other than a rent based upon a fixed percentage or percentages of receipts or sales). In cases of any permitted subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an “event of default” (as hereinafter defined), if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may, at its option collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. Tenant shall pay to Landlord, on demand, a reasonable service charge for the processing of the application for the consent and for the preparation of the consent, Such service charge shall be collectible by Landlord only where consent is granted by Landlord. Notwithstanding anything to the contrary contained in this Section, Landlord will not unreasonably withhold its consent to any proposed subtenant: (i) whose financial condition as determined by Landlord is greater than or equal to Tenant’s, (ii) who will use the Premises for a similar use as Tenant (iii) whose use will not and will not violate any covenant of any other leases in the Building, (iv) who is not or has not been a prospect for any other space in the Building; and (v) who is a subsidiary or affiliate of the Tenant.

(b) In addition to, but not in limitation of, Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within ten (10) business days following Landlord’s receipt of Tenant’s written notice as required in Section 14.01 (a) above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term; provided, however, that effective on such date Tenant shall pay Landlord all amounts, as estimated by Landlord, payable by Tenant to such date, with respect to taxes, insurance, repairs, maintenance and other obligations, costs or charges which are the responsibility of Tenant hereunder. Further, upon any such termination Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which accrued hereunder as of such termination date (in the same manner as if such termination date were the date originally fixed in this Lease for the expiration of the Term). If Landlord recaptures under this Section only a portion of the Premises. Tenant’s liability for said recapture space, and its rental payments due for said space, shall cease as of the date of said recapture and Tenant shall have no further liability for said space other than paying the direct transaction costs associated with the recapture space. Tenant shall not be responsible for any unamortized commissions or other costs associated with the overlease. Tenant shall at Tenant’s own cost and expense, discharge in full any unamortized commission obligation on the part of Landlord with respect to this Lease and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant. In the event of the recapture of a portion of the Premises by Landlord pursuant to the terms of this paragraph, Tenant will split with the Landlord 50/50 all costs associated with the separation of the recaptured Premises from the portion not recaptured, including, but without limitation, the cost of all demising partitions, changes in lighting and HVAC distribution systems and all reasonable architectural and/or engineering fees.

Tenant and Landlord shall equally share the proceeds of all profits, if any, which result from a sublease or assignment of the Premises. In addition, Tenant shall have the right to sublease or assign the Premises to a parent, subsidiary, affiliate, or division of Tenant without Landlord’s prior written consent provided Tenant remains liable under all of its obligations under the Lease.

14.02 Corporate Transactions. (a) Notwithstanding the provisions of Section 14.01,Tenant may, without Landlord’s consent, assign this Lease to any corporation succeeding to substantially all the business and assets of Tenant by merger, consolidation, purchase of assets or otherwise or to any corporation or entity which is a parent, subsidiary, affiliate, or division of Tenant, provided that the following conditions are satisfied: (i) the total assets and net worth of such assignee shall be equal to or more than that of Tenant immediately prior to the Commencement Date; (ii) Tenant is not then in monetary default hereunder; and (iii) such successor shall execute and deliver to Landlord an instrument in writing fully assuming all the obligations and liabilities imposed upon Tenant hereunder. Upon satisfaction of the foregoing, Landlord agrees to discharge Tenant from any further liability hereunder.

(b) If Tenant is a corporation, the shares of which at the time of execution of this Lease are held by fewer than fifty (50) persons, and if at any time during the Term persons, firms or corporations who own at least one-third (33.3%) of its shares at the lime of the execution of this Lease, or following Landlord’s consent to a transfer of such shares cease to own such shares (other than as a result of transfer by bequest or inheritance and transfers within the Carlson Companies group of companies) and such transfer shall not first have been approved in writing by Landlord, such transfer shall, at the option of Landlord be deemed a default by Tenant under this Lease.

ARTICLE 15: INSURANCE; FIRE AND CASUALTY DAMAGE

15.01 Landlord’s Insurance. (a) Landlord shall maintain all insurance policies deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation or operation of the Development including, but not limited to, standard fire and TV extended coverage insurance covering the Building in an amount not less than eighty (80%) percent (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof, insuring against the perils of fire and lighting and including extended coverage, or, at Landlord’s option, all risk coverage and, if Landlord so elects, earthquake, flood and wind coverages.

(b) Subject to the provisions of this Article, the insurance to be maintained by Landlord hereunder shall be for the sole benefit of Landlord and under its sole control. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that maintained by Landlord hereunder unless Landlord is included as an additional insured thereon. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall promptly deliver to Landlord the certificates of such insurance.

15.02 Tenant’s Insurance. Tenant shall procure and maintain throughout the Term a policy or policies of insurance in form and substance reasonably satisfactory to Landlord, at Tenant’s sole cost and expense, insuring Landlord, Landlord’s mortgagee, if any, and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises, (ii) the condition of the Premises, (iii) Tenant’s operations in and maintenance and use of the Premises and (iv) Tenant’s liability assumed under this Lease; the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord. Certificates of Insurance shall be delivered to Landlord prior to the Rent Commencement Date. Prior to the expiration date of any such policies, Certificates of Insurance shall be delivered to Landlord. Such policies shall further provide that not less than twenty (20) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce the insurance coverage provided thereby. In the event Landlord makes a request to Tenant in writing to provide Landlord with proof of Tenant’s insurance, and Tenant fails to provide such proof within fifteen (15) business days of such request, Tenant shall pay Landlord an administrative fee equal to five percent (5%) of Tenant’s monthly Base Rent and Additional Rent for that month, which will be charged to Tenant’s next month’s rent. Tenant further agrees that the administrative charge imposed is fair and reasonable, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant.

15.03 Waiver of Subrogation. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire, extended coverage perils, vandalism or malicious mischief, sprinkler leakage, or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Development; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

15.04 Damage or Destruction. (a) If the Building or Premises are rendered partially or wholly untenable by fire or other casualty, and if such damage cannot, in Landlord’s reasonable estimation, be materially restored within one hundred eighty (180) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days after such fire or other casualty. For purposes hereof, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was then being used.

(b) If this Lease is not terminated pursuant to Section 15.04 (a) above, then Landlord shall proceed with all due di1igence to repair and restore the Building or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term exclusive of any option which is unexercised at the date of such damage).

(c) If this Lease shall be terminated pursuant to this Section 15.04, the Term shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the Term. If this Lease shall not be terminated by Landlord pursuant to this Section 15.04 and if the Premises is untenable in whole or in part following such damage, the rent and any additional rent for said untenable space shall abate in full until said space is fully resorted under all of the circumstances. In the event that Landlord shall fail to complete such material restoration within one hundred eighty (180) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term, provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant.

(d) In the event of any damage or destruction to the Building by any peril covered by the provisions of this Article 15, Tenant shall, upon notice from Landlord, forthwith remove, at its sole cost and expense, such portion or all of Tenant’s property belonging to Tenant from such portion or allot the Premises as Landlord shall request and Tenant hereby indemnifies and holds harmless the Development, the Building, Landlord, Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including attorney’s fees and damages, both real and alleged, arising out of any damage or injury as a result of the failure to properly secure the Premises prior to such removal and/or as a result of such removal, other than loss, liability, claims, suits, costs, expenses, including attorney’s fees and damages, both real and alleged, cause by Landlord’s gross negligence.

(e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such request is made by any such holder, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in the Lease for the expiration of the Term.

ARTICLE 16: LIABILITY

16.01 Liability. Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, the Building, or the Development, resulting from and/or caused in part or whole by the gross negligence or willful misconduct of Tenant, its agents, servants or employees, invitees, permitees or of any other person entering upon the Premises, the Building, or the Development, or caused by the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the Premises, the Building, the Development, the Landlord, Landlord’s agents and employees from any loss liability, claims, suits, costs and expenses, including attorney’s fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the gross negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder after proper notice in accordance with Section 9.04 above. Landlord shall have no liability for any loss or damage to Tenant’s business or personal property arising out of, but not limited to any of the following causes: hurricanes; excessive rain; roofing defects; bursting pipes; fire; windstorm; malfunction of electrical system, HVAC, sewer or water system; or interruption of utility services; or any act or omission of Landlord or any of Landlord’s agents on or about the Premises, Building or Development.

Tenant shall not be liable to Landlord or Landlord’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, the Building, or the Development, resulting from and/or caused in part or whole by the gross negligence or willful misconduct of Landlord, its agents, servants or employees, invitees, permitees or of any other person entering upon the Premises, the Building, or the Development.

ARTICLE 17: EMINENT DOMAIN

17.01 Eminent Domain. (a) If the whole or any substantial part of the Premises or Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, and the taking would prevent or materially interfere with the use of the Premises or Building for the purpose for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the Term.

(b) If part of the Building or Premises shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, and this Lease is not terminated as provided above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to reflect Tenant’s proportionate share, and Landlord shall undertake to restore the Premises to a condition suitable for Tenant’s use, as near to the condition thereof immediately prior to such taking as is reasonably feasible.

(c) In the event of any such taking, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for the loss of any improvements paid for by Landlord, the right to such award being hereby assigned by Tenant to Landlord.

ARTICLE 18: HOLDING OVER

18.01 Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes: (a) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (b) creation of a tenancy at sufferance, upon the terms and conditions set forth in this Lease; provided, however, the monthly rental [or daily rental under clause (b)] shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to one hundred fifty (150%) percent of the total rent being paid monthly to Landlord under this Lease immediately prior to such termination [prorated in the case of clause (b) on the basis of a 365-day year for each day Tenant remains in possession]. If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent described in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises, provided Landlord provides Tenant at its notice address, with a minimum of thirty (30) days written notice to Tenant of its intent to recapture the Premises, effective anytime on or after the original termination date of the Lease. The provisions of this Section shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

ARTICLE 19: QUIET ENJOYMENT

19.01 Quiet Enjoyment. Landlord represents and warrants that Tenant, upon paying the rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from or on behalf of Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases.

ARTICLE 20: EVENTS OF DEFAULT; REMEDIES

20.01 Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease.

(a) Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due, however Landlord shall grant Tenant a ten (10) day grace period once per calendar year after Tenant receives written notice of such failure to pay. However, in the event Landlord sends two written notices to Tenant for failure to timely pay rent during the term of this lease, all further notices for failure to timely pay rent shall contain only a three (3) day grace period and Tenant shall be deemed to be in default after three (3) days written notice;

(b) Tenant shall fail to comply with any material non-monetary term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within thirty (30) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or

(c)  Tenant shall fail to occupy and use the Premises as provided herein, or Tenant shall abandon or vacate any substantial portion of the Premises while Tenant is also in monetary default of the Lease; or

(d) Tenant shall fail to immediately vacate the Premises upon termination of this Lease, by lapse of time or otherwise or upon termination of Tenant’s right to possession only; or

(e) The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or

(f) Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof; or

(g) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

20.02 Remedies. (a) Upon the occurrence of any of such events of default described in Section 20.01 hereof or elsewhere in this Lease, Landlord shall have the option to pursue anyone or more of the following remedies.

(i) Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease;

(ii) Upon any termination of this Lease, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law;

(iii) Upon any termination of this Lease, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (x) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated Term, less the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, preparation for reletting and for reletting itself), which the parties agree shall in no event exceed sixty percent (60%) of the then present value of the rent for the period and (y) the cost of performing any other covenants which would have otherwise been performed by Tenant;

(iv)        In the event Landlord elects to repossess the Premises by eviction proceedings or otherwise, he may do so with or without terminating this Lease, in addition to pursuing any of the other remedies set forth in the Lease or permitted by law;

(v) Upon any termination of Tenant’s right to possession only without termination of the Lease:

(A) Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in subsection (ii) above, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full Term. In any such case Tenant shall pay forthwith to Landlord if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue of the stated Term plus any other sums provided herein to be paid by Tenant for the remainder of the Term, as such rent and additional rent become due. (B) Landlord shall use its best efforts to relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its reasonable discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the Premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided, however, that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered Tenant unless such offered tenant has a creditworthiness acceptable to Landlord, leases the entire Premises, agrees to use the Premises in a manner consistent with the Lease and leases the Premises at the same rent, for no more than the current term and on the same other terms and conditions as in this Lease without the expenditure by Landlord for tenant improvements or broker’s commissions. In any such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s reasonable expenses of reletting, including, without limitation, any broker’s commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining portion of the Term, together with the costs of repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorney’s fees and broker’s commissions). Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this subsection from time to time;

(vi) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within ninety (90) days after the removal from the Premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

(vii) In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent hereunder, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month and five percent (5% ) each month thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be additional rent hereunder and the failure to pay such late charge within ten (10) days after demand therefore shall be an additional event of default hereunder. In the event Tenant fails to cure a non-monetary default within the time period set forth in Article 20.01(b) Tenant shall pay to Landlord on demand a late charge of $250.00 per occurrence to help defray the additional cost to Landlord for processing such default. Failure to pay such late charge within ten (10) days after demand shall be an additional default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

(viii) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay reasonable attorney’s fees so incurred up to $5,000.00

ARTICLE 21: RIGHTS RESERVED TO LANDLORD.

21.01 Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

(a) To change the name or the street address of the Building or the Development;

(b) To install and maintain a sign or signs on the exterior of the Building (excepting Landlord will not allow other tenants to install exterior building signage to the western exposure of the building);

(c) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises;

(d) To retain at all times pass keys to the Premises;

(e) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or in the Development (excepting Landlord will not lease space to another cruise line company.

(f) To close the Building after regular work hours and on Holidays subject however, to Tenant’s right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identity themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;

(g) To take any and all measures, including inspections, repairs, alterations, decorations, additions, and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord’s interest, or as may be necessary or desirable in the operation of the Building; and

(h) To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development.

ARTICLE 22: CORPORATE AUTHORITY

22.01 Corporate Authority. If Tenant is a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Florida, that corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so. If requested by Landlord, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

ARTICLE 23: INTENTIONALLY DELETED

ARTICLE 24: LANDLORD’S LIEN

24.01 Landlord’s Lien. Landlord shall retain all federal and statutory rights permitted by law.

ARTICLE 25: SUBORDINATION.

25.01 Subordination. Tenant accepts this Lease subject and subordinate to any mortgage and/or deed of trust now or at any time hereafter constituting a lien or charge upon the Development, the Building, or the Premises without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage, as may be the case. The Landlord agrees to obtain an agreement from each such lessor, mortgagee, or trustee that if the Tenant pays rent and complies with the terms and conditions contained in this Lease and so attorns, Tenant will be entitled to remain in quiet possession of the Premises without interference.

ARTICLE 26: MECHANICS’ AND OTHER LIENS.

26.01 Mechanics and Other Liens. Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease. Tenant will not permit any mechanic’s lien or liens or any other liens which may be imposed by law affecting Landlord’s or its mortgagees’ interest in the Building to be placed upon the Building, and in case of the filing of any such lien Tenant will promptly pay same. If any such lien shall remain in force and effect for twenty (20) days after written notice thereof, Landlord shall have the right and privilege at Landlord’s option of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including reasonable expenses and interest, shall be so much additional indebtedness hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefore. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord’s mortgagee in the Premises and Landlord and any such mortgagee are, by the expiration of said twenty (20) day period, furnished such protection and indemnification against any loss, cost or expense related to any such Lien and the contest thereof as are satisfactory to Landlord and any such mortgagee. Tenant shall notify all potential lienors with which it deals of the contents of this Section 26.01.

ARTICLE 27: NOTICES

27.01 Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

(a) All rent and other payments required to be made by Tenant to Landlord shall be payable to RADICE III, LLC c/o Eagle National Bank of Miami, P.O. Box 213220, Miami, FL 33121, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, or by an overnight courier service, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith Section 14 of the BLl Rider

If and when included within the term “Landlord”, or “Tenant”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments. All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

ARTICLE 28: COMMON AREAS

28.01 Common Areas. Tenant and its employees, customers and licensees shall have the non-exclusive right to use, in common with the other parties occupying the Development, lobbies, elevators, common rest rooms, common hallways, and common parking areas, subject to such reasonable rules, posted signs and regulations as Landlord may, from time to time, prescribe and Landlord’s right to alter common areas as provided in Section 21.01.

ARTICLE 29: ESTOPPEL CERTIFICATE

29.01 Estoppel Certificate. Tenant shall at any time and from time to time within ten (10) business days after written request from Landlord, execute and deliver to Landlord or any prospective landlord, mortgagee or prospective mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord, any prospective landlord, mortgagee or prospective mortgagee certifying and stating as follows: (a) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (b) this Lease as so modified or amended is in full force and effect (or if not in full force and effect, the reasons therefore); (c) Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent, or if there are any such defenses or offsets, specifying the same; (d) Tenant is in possession of the Premises, if such be the case: (e) if an assignment of rents or leases has been served upon Tenant by a mortgagee or prospective mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (f) any other accurate statements reasonably required by Landlord, any prospective landlord, mortgagee or prospective mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns. In addition to any other remedy Landlord may have hereunder, Landlord may. at its option, if Tenant does not deliver to Landlord an estoppel certificate as set forth above within ten (10) days after Landlord sent a second request to Tenant’s notice address requesting Tenant to do so, cancel this Lease effective the last day of the then current month, without incurring any liability on account thereof, and the Term is expressly limited accordingly.

ARTICLE 30: MISCELLANEOUS

30.01  Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

30.02  Successors and Assigns; Authority. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parlies hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord’s grantee or Landlord’s successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Nothing herein contained shall give any other tenant in the Development or the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein. If there is more than one Tenant, the obligations of Tenant shall be joint and several. If there is more than one Landlord, the obligations of Landlord shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord’s agents and employees. Similarly, any indemnification of, insurance of, or option granted to Tenant shall also include or be exercisable by Tenant’s agents and employees.

30.03  Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

30.04  Landlord’s Liability. It is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns, is concerned Tenant shall look solely to the Building for the payment thereof.

30.05  Amendment. Except as set forth in Section 8.02 above, this Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

30.06  Survival; Surrender. All obligations of Tenant and Landlord not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Taxes and Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord any amount estimated by Landlord as necessary to put the Premises in good condition and repair. Any work required to be done by Tenant prior to its vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to Tenant. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for Taxes and Operating Costs. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, Tenant shall remove its personal property from the Premises. If Tenant fails to remove its personal property, Landlord, at its option may treat such failure as a hold over as defined in the Lease, and/or may, at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and /or (b) upon ten days prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

30.07  Invalidity. If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

30.08  Execution. Should the Lease Agreement not be executed by Tenant prior to May 1, 2008, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

30.09  Effective Date. All references in this Lease to “the date hereof or similar references shall be deemed to refer to the last date in point of time, on which all parlies hereto have executed this lease.

30.10  Time Periods. Whenever a time period is prescribed for action to be taken by either party, that party shall not be liable or responsible for, and there shall be excluded from the computation for any such time period, any delays due to causes beyond the control of that party, other than the payment of rent and additional rent, which shall be made timely.

30.11  Americans With Disabilities Act: Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities as applicable now in force or which may hereafter be in force, which shall impose any duty upon the Tenant with respect to the use, occupation or alteration of the Premises. Furthermore, any costs associated with such compliance shall be Tenant’s responsibility provided such compliance requirement is not a result of Landlord-specific use of the Premises. Landlord shall comply with all applicable local, municipal, state and federal codes (including but not limited to American With Disabilities Act), laws or regulations with respect to the Development that is solely under Landlord’s direct control, Building and Premises. Any costs associated with compliance shall be Landlord’s responsibility provided such compliance requirement is not a result of Tenant specific use of the Premises.

30.12  Brokers Disclosure: Tenant covenants, warrants and represents that no broker or finder except those set forth in Section 15 of the BLI Rider (“Brokers”) were instrumental in consummating this Lease and that Tenant has had no conversations or negotiations with any broker, except Brokers, concerning the subject matter of this Lease. Tenant agrees hereby to indemnify and hold Landlord harmless against and from any and all claims for any brokerage commissions or fees and all costs. expenses and liabilities, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker, except Brokers, or any breach of the foregoing covenant, warranty and representation.

Landlord covenants, warrants and represents (hat no broker or finder except those set forth in Section 15 of the BLI Rider (“Brokers”) were instrumental in consummating this Lease and that Landlord has had no conversations or negotiations with any broker, except Brokers, concerning the subject matter of this Lease. Landlord agrees hereby to indemnify and hold Tenant harmless against and from any and all claims for any brokerage commissions or fees and all costs, expenses and liabilities, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by Landlord with any broker, except Brokers, or any breach of the foregoing covenant, warranty and representation.

30.13  Rentable Square Feet: The parties agree that for the purpose of this Lease the “Rentable Square Feet” shall mean the useable square feet of the Premises, together with an additional amount representing a portion of the Common Areas, Service Areas and other non-tenant space in the Building. Landlord and Tenant acknowledge and accept the square footage as set forth in the Lease and neither Landlord nor Tenant shall have the right to demand remeasurement or recalculation of the Rentable Square Feet amounts within the Building or the Premises.

30.14  Attorney’s Fees: Notwithstanding anything in this Lease to the contrary, in the event of legal action between the Landlord and Tenant as a result of any alleged default by either party hereunder, the prevailing party shall be entitled to entry of judgment including reimbursement by the other party of reasonable attorney’s fees, and costs incurred by the prevailing party in connection with such action.

ARTICLE 31: RIDERS; EXHIBITS

31.01 Rider; Exhibits. Attached to this Lease is the Basic Lease Information Rider and the following Exhibits: Exhibit A-Legal Description; Exhibit B-Floor Plan; Exhibit C-Tenant Estoppel Statement; Exhibit D-Rules and Regulations. A Rider (is) (is not) attached containing additional terms. All such Exhibits and the Rider, if any, are hereby incorporated herein.

ARTICLE 32: VACATION.

32.01 Vacation. The Lease and the tenancy hereby created shall cease and terminate at the end of the Term, or any renewal or extension thereof, without the necessity of notice from either Landlord or Tenant to terminate the same.

ARTICLE 33: BUILDING SERVICES EQUIPMENT.

33.01 Building Services Equipment. At any time during the Term, Landlord may elect, at its sole discretion, to have installed in the Building (or to have removed after installation) any equipment to (a) electronically monitor ingress and egress to and from the Building, (b) automatically detect the presence of smoke and fire in the Building or (c) otherwise protect persons and/or property within the Building from loss or damage (the “Building Services Equipment”). Tenant agrees to comply and to cause its agents, employees, patrons, visitors, contractors, licensees and permitees to comply with any and all requirements and procedures of Landlord with respect to any Building Services Equipment, including, without limitation, all requirements and procedures for the issuance, use and cancellation of entry cards for an entrance monitoring system. Unless caused by Landlord’s gross negligence, Landlord assumes no obligation to Tenant by reason of the installation of any such Building Services Equipment and neither Landlord nor its agents shall be liable to Tenant or Tenant’s agents, employees, patrons, visitors, contractors, licensees and permitees or to any other person whomsoever for any injury to person or damage to property on or about the Premises or any losses resulting from and/or caused in part or whole by any cause whatsoever relating to any Building Services Equipment, including, without limitation, an unauthorized entry of any kind or a malfunction, interruption or failure of the Building Services Equipment.

ARTICLE 34: RULES AND REGULATIONS

34.01 Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit D and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations. However, Landlord will use commercially reasonable efforts to uniformly enforce the rules and regulations for all tenants.

ARTICLE 35: WAIVER OF JURY TRIAL

35.01 Waiver of Jury Trial, Right To Counterclaim and Right of Redemption: It is mutually agreed by and between Landlord and Tenant that, to the fullest extent allowed by law, the respective parties hereto do hereby waive trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other pertaining to any matter whatsoever arising out of or in any way connected with this Lease. Tenant’s use of occupancy of the Premises or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding but, rather, will assert any such claim which Tenant might have in a separate independent action. Furthermore, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed for any cause, or in the event of Landlord’s obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise to redeem and repossess the Premises, or any part thereof, or to reinstate this Lease.

ARTICLE 36: OPTION TO RENEW

36.01 Option to Renew.  Provided that the Lease is in full force and effect, and Tenant is not in an uncured default of any of the terms, covenants, or conditions of the Lease beyond any applicable cure period, and Tenant has not been in monetary default more than three times during the Term, Tenant shall have the option (the “Extension Option”) to extend the term of the Lease for one (1) extension term of three (3) years (“Extension Term”).

The Extension Term shall commence on the day next succeeding the expiration date of the initial Term in accordance with and subject to the terms, covenants, and conditions hereinafter set forth.

(a)     Tenant shall exercise the Extension Option by sending a written notice thereof (the “Extension Notice”) by mail, fax or an overnight courier service to the Landlord on or before the date that is six (6) months prior to the expiration date, time being of the essence. If Tenant shall send the Extension Notice within the time and in the manner herein above provided, the term of the Lease shall be deemed extended for the Extension Term upon the terms, covenants, and conditions hereinafter contained in paragraph (b) (2), below.

If Tenant shall fail to send the Extension Notice within the time and in the manner herein above provided, the Extension Option shall cease and terminate, and Tenant shall have no further option to extend the term of this Lease.

(b)    The Extension Term shall be upon, and subject to, all of the terms, covenants, and conditions provided in the Lease for the initial term hereof, without any further right of extension, except:

(1)	for any terms, covenants, or conditions in the Lease that are either expressly or by their nature inapplicable to the Extension Term; and

(2)
the annual Base Rent payable by Tenant during the Extension Term shall be the ninety five percent (95%) of the then-prevailing market rate as reasonably determined by Landlord at the time the Extension Notice is received. The prevailing market rate shall be defined as the rate for tenants of comparable credit rating entering into new leases in comparable buildings and in comparable space within the buildings (and comparable rights and privileges as provided under this Lease) in projects of similar quality in which the Premises is located and shall take into consideration then prevailing tenant improvement allowances for such comparable space, however in no event shall the Base Rental Rate be less in the first year of the Extension Term than the final year of the initial term.

(c)     If this Lease is extended as herein before expressly provided, then Landlord shall have no obligations or duties to improve or to otherwise prepare the Premises, or to perform work or make any installations in connection with the Extension Term. When used in subparagraphs (a) and (b), above, the term “Tenant” shall mean only the named tenant in the Lease and no assignee, subtenant, or successor thereof, except Permitted Assignees as defined under Section 9(b) above.

If Landlord and Tenant should not agree upon the Base Rent payable during the Extension Term within sixty (60) days following Tenant’s Extension Notice to Landlord, then Landlord and Tenant shall each designate by written notice to the other, a real estate appraiser within ninety (90) days following Tenant’s Extension Notice. The two appraisers shall proceed to determine the then Base Rent for the Premises based on comparable space within the buildings (and comparable rights and privileges as provided under this Lease) in projects of similar quality in which the Premises is located and shall take into consideration that the Tenant shall be accepting the Premises in their “as is” condition and without a tenant improvement allowance, the length of the lease term and the credit standing of Tenant. The appraisers shall have thirty (30) days after the appraisers have been designated to agree upon the Base Rent payable during the Extension Term for the Premises. If there is a five percent (5%) or less variance between the two appraisers’ opinions as to the market rate, the Base Rent payable during the Extension Term for the purposes of this Agreement shall be the arithmetic average of the two appraisers’ figures. If there is a greater than five percent (5%) variance between the two appraisers’ opinions as to the market rate, then the two appraisers shall jointly appoint a third appraiser. The three appraisers’ shall have thirty (30) days following the appointment of the third appraiser to agree on a Base Rent payable during the Extension Term, which shall be the amount upon which any two of such three appraisers agree, or if no such agreement is reached, then the rate which represents the arithmetic average of the two rates determined by such appraisers which are numerically closest to one another, or, if all rates are numerically equidistant, the arithmetic average of all three such rates. Each party shall have the responsibility for the payment of the expenses of each of their appraisers and each shall pay one-half of the expenses of the third appraiser, if one is appointed.

ARTICLE 37: HAZARDOUS SUBSTANCES

37.01 Hazardous Substances.  Landlord represents to the best of its knowledge, that at the commencement of the term of this Lease, there are no hazardous substances or wastes in the Building or on the Premises.  Landlord hereby agrees that if at any time during the term of this Lease it should be determined that the Building or Premises are contaminated with hazardous substances at the commencement of the term of this Lease or thereafter because of any acts or omissions of Landlord, Landlord agrees to indemnify and hold Tenant harmless from any claims, liabilities, damages and obligations of any nature arising from or as a result of such contamination. In addition to any other remedies available to Tenant, the Tenant shall have the right to terminate this Lease in the event that any contamination of a material nature has not been abated by Landlord within thirty (30) days after written notice from Tenant, provided such contamination can be abated in such period of time, but in no event shall material contamination abatement exceed 120 days.

ARTICLE 38: RESERVED PARKING

Intentionally deleted.
SIGNATURES APPEAR ON NEXT PAGE

The parties intending to be bound hereby execute or cause this Lease to be executed this ___ day of April, 2008.

WITNESSES:	TENANT:

CARLSON WAGONLIT TRAVEL, INC.
Attest:	a Delaware corporation
Attest:	By:		APPROVED
	Print Name:	[Illegible]	AS TO
	Print Title:	Chief Financial Officer	LEGAL FORM

LANDLORD:

RADICE III, LLC

WITNESSES: Attest:	By:
Attest:	Its:	Manager

EXHIBIT A
LEGAL DESCRIPTION

SHELL AT 1-95 102-25 B POR OF TRS 4&5 DESC AS COMM AT SE COR OF TR 5,N ALG ELY BNDRY 343.39,NWLY 430 TO POB,SWLY 110.30,W 552.47,N 441.90,NELY 194.59,NELY 41.32,SELY 290.36, SELY 456.64 TO POB

EXHIBIT B
SITE PLAN

Lease -Radice - Radisson 7 Seas Final Clean Lease w-o Guaranty 6-30-05.doc

EXHIBIT B
SITE PLAN

EXHIBIT C
TENANT ESTOPPEL STATEMENT

LEASE DATED:                                              AMENDED:
LANDLORD:
TENANT:
PREMISES:

As Tenant under the above referenced Lease, the undersigned certifies for the benefit of _________________________________, which has made or is about to make a loan to Landlord part of the security for which will be a mortgage or deed of trust covering the Premises and an assignment of Landlord’s interest in the Lease, the following:

1.	The Lease has not been modified or amended, except by documents dated _________________________ copies of which are attached hereto.

2.	The Lease (as so modified or amended) is in full force and effect and represents the entire agreement between Landlord and Tenant.

3.
Tenant has no offsets or defenses to its performance of the terms and provisions of the Lease, including the payment of rent and Landlord is not in default under any of the terms, covenants or provisions of the Lease, except as follows.

4.	Tenant is in possession of the Premises and has accepted the Premises, including all alterations, additions and improvements required to be made by Landlord.

The Premises contains                                          square feet.

5.
The Rent Commencement Date is March 1„ 2008, and the Term is 24 months ending on February 28, 2010. The Lease provides for the following renewal option (s) _______________________ at a rental rate of ____________________________________________.

6.	Tenant acknowledges that the Premises have been delivered to Tenant in good order and condition.

7.	The Lease provides for rent payable as follows:

(a)	Base Rent. Base Rent payable monthly of $_______________ . The Base Rent in any Comparison Year is adjusted to reflect increases in the Consumer Price Index.

(b)	Taxes. The Lease provides for Tenant to pay its proportionate share of Taxes in excess of $ _______________ per tax year.

(c)	Operating Costs. The Lease provides for Tenant to pay its proportionate share of Operating Costs in excess of $ _______________ per calendar year.

(d)	Tenant has commenced paying rent. No rent has been paid in advance except for the Base Rent that became due for the current month.

8.	Landlord is holding a security deposit of $0.00.

9.	The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows: _____________________________________________

10.
Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease and that it has not received any notice of a prior assignment, hypothecation or pledge of rents by Landlord.

11.	Tenant has delivered to Landlord all evidence of insurance which Tenant is required to provide under the Lease.

Date: _____________________________	TENANT:

BY:

ITS:

EXHIBIT D
RULES AND REGULATIONS

1.
The sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not he obstructed by Tenant or used for any purpose other than for ingress and egress from its Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Tenant shall not go upon the root of the Building.

2.	The bulletin board or directory of the Building will be provided exclusively for the display of the name and location tenants and Landlord reserves the right to exclude any other names therefrom.

3.
No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event, all such items shall be installed inboard of Landlord’s standard window covering and &hall in no way be visible from the exterior of the Building. No articles shall be placed on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant’s Premises.

4.
Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. weekdays, and at all hours on Saturdays, Sundays, and holidays all persons who are not tenants, tenant’s vendors or their accompanied guests. Tenant shall be responsible for all persons it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for error with regard to the admission or exclusion of any person from the Building.

During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and properly in the Building.

5.
Tenant shall not employ any person or persons other than Landlord’s janitor for the purpose of cleaning its Premises. Except with the written consent of Landlord no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant for any loss of properly on its Premises however occurring, or any damage done to the effects of Tenant by the janitor or any other employee or any other person.

6.	Tenant shall not accept barbering or bootblacking services in its Premises except from persons authorized by Landlord.

7.
Tenant shall sec that all doors to its Premises are securely locked and that all utilities, water faucets or water apparatus are shut off before Tenant leaves the Premises, so as to prevent waste or damage, and shall be responsible for all injuries sustained by other tenants or occupants of the Building or Landlord as a result of its failure to do so. Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8.
Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall retrain from attempting to adjust any controls.

9.
Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any door in its Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

10.
Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices to the Building, offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefore.

11.
The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant, who, or whose employees or invitees shall have caused it.

12.
Tenant shall not keep in the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

13.
Tenant shall not permit to be kept in its Premises any tout or noxious gas or substance or permit its Premises to be used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise. odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Building.

14.
No cooking shall be done in the Premises (except that use by the Tenant of Underwriter’s Laboratory approved microwave and/or equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenant and its employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall the Premises be used for lodging.

15.
Tenant shall not sell or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods on the Premises, nor shall Tenant carry on, or permit the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise, manufacturing of any kind, the business of a public barber shop, or beauty parlor, or for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in Tenant’s lease.

15.
Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

17.
Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building.

18.
Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any maimer except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by Tenant.

19.
No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down elevators except between such hours and in such elevators as shall be designed by Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable by Landlord.

20.
Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface the Premises.

21.
There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks “except those equipped with rubber tires and side guards or such other materi81 -handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

22.
Tenant shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash. garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

23.
Canvassing, soliciting or distributing of handbills or any other written material, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Tenant shall not make room-to-room solicitation of business from other tenants in the Building.

24.
Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

25.	Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with the business of Tenant except as Tenant’s address.

26.	Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27.	Unless caused by Landlord’s gross negligence, Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage.

28.
The requirements of Tenant will be attended to only upon application at the office of the Building by an authorized individual, Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no such employees will admit any person (Tenant or otherwise) to any office without specific instructions  from Landlord.

29.
Landlord may waive anyone or more of these Rules and Regulations for the benefit of any particular Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

30.
Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

31.
All wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.

32.
Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service to Tenant to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

33.	Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

34.	Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, invitees and guests.

35.
Tenant shall not allow its employees or invitees to park in other than designated areas, nor shall any washing of cars or car repairs be permitted in any parking areas, nor shall overnight parking be permitted, nor shall commercial trucks be allowed in the parking areas other than in designated delivery areas.

36.	Other than for single-trip usages, Tenant shall make reservations for use of any elevators, which shall be accepted by Landlord on a first-come, first-serve basis.

37.
These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

Exhibit b

List of Furniture and Fixtures

conference room
conference table
10 blue chairs
white board affiexed to wall

reception area:
2 armchairs
1 pedistal round
secretarial desk / return and overhead storage
1 3 drawer lateral file cabinet
1 - 3 shelf wooden bookcase

open area:
48” round wood table
4 dhairs
HP black/white printer - laserjet 5 SiNX

Ricoh Printer/copier/scanner/fax (leased)

Office # 1
wood desk w/return
overhead storage
2   drawer wood lateral file cabinet
1 3 drawer metal lateral file cabinet

Office # 2
wood desk w/return
overhead storage
1 - 3 shelf wooden bookcase
3 chairs

Office # 3
wood desk w/return and attached credenza (U shaped”)
overhead storage
2 drawer wood lateral file cabinet
3 chairs

Office # 4
wood desk w/return
overhead storage
1 - 3 shelf wooden bookcase

Office # 5
secretarial desk / return and overhead storage
1 3 drawer lateral file cabinet

File Room:
1 office supply cabinet
1 metal accountant’s desk
3 - 4 drawer lateral file cabinets
Kenmore refrigerator